Exhibit 99

INDEPENDENT
BANK CORP.

Parent of Rockland Trust Company

Shareholder Relations	NEWS RELEASE
288 Union Street, Rockland, MA 02370	Contact: Douglas H. Philipsen

Chairman of the Board

President and

Chief Executive Officer

(781) 982-6613

Denis K. Sheahan

Chief Financial Officer

(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. ANNOUNCES A 32% INCREASE IN THIRD QUARTER 2002 NET OPERATING EARNINGS AND A 28% INCREASE IN NET INCOME

Rockland, Massachusetts (October 10, 2002). Independent Bank Corp., (NASDAQ:  INDB), parent of Rockland Trust Company, today announced that net operating earnings for the third quarter of 2002 were $7.0 million, a 31.5% increase from the operating earnings recorded in the same period last year.  Diluted earnings per share on an operating basis increased by 29.7% to $0.48 for the quarter ended September 30, 2002 over the same quarter last year. For the nine months ended September 30, 2002, operating earnings were $20.6 million, a 38.9% increase from the same nine-month period last year.  Diluted earnings per share on an operating basis were $1.41, an increase of 36.9% for the nine months ended September 30, 2002, compared to the same period last year.

Net income for the quarter ended September 30, 2002 was $7.0 million, an increase of $1.5 million (+27.5%) from the third quarter of 2001, while net income for the nine months ended September 30, 2002 was $18.0 million, an increase of $2.3 million (+14.5%) from the nine months ended September 30, 2001.  Diluted earnings per share were $0.48, a 26.3% increase and $1.13, a 3.7% increase, for the three and nine months ended September 30, 2002 compared to the same time periods last year.  Stockholders’ equity as of September 30, 2002 totaled $153.6 million.  The Company’s Tier 1 leverage capital ratio at September 30, 2002 is estimated to be 6.80%.

Operating earnings and net income were increased by $439,000 after tax, or $0.03 per diluted share, and $1.3 million after tax, or $0.09 per diluted share, for the three and nine months ended September 30, 2002 attributable to ceasing amortization of goodwill in accordance with the Company’s recently announced adoption of Statement of Financial Accounting Standards (“SFAS”) No. 147, “Acquisitions of Certain Financial Institutions.”

The Company summarizes the financial results for the nine months and three months ended September 30, 2002 and September 30, 2001 on both an operating basis and on an actual basis.  These results are as follows:

	Net Operating Earnings*
	Year To Date September 30,			Quarter Ended September 30,
	2002(1)	2001	% Change	2002	2001	% Change
Net Operating Earnings	$20,613	$14,835	38.9%	$6,998	$5,320	31.5%
Diluted EPS	$1.41	$1.03	36.9%	$0.48	$0.37	29.7%
ROAA	1.23%	0.97%		1.23%	1.01%
ROAE	19.43%	16.11%		18.93%	16.58%

*Excludes the following items (net of tax)
Securities’ Losses/(Gains)	$25	$(928)		$25	$(147)
Securities’ Impariment Charge	$2,545	$0		$0	$0
Trust preferred issuance costs write—off	$1,505	$0		$0	$0

	Net Income, as reported
	Year To Date September 30,			Quarter Ended September 30,
	2002(1)	2001	% Change	2002	2001	% Change
Net Income	$18,043	$15,763	14.5%	$6,973	$5,467	27.5%
Trust Preferred Issuance costs write-off	$1,505	$0		$0	$0
Net Income Available to Common Shareholders	$16,538	$15,763	4.9%	$6,973	$5,467	27.5%
Diluted EPS	$1.13	$1.09	3.7%	$0.48	$0.38	26.3%
ROAA	1.08%	1.04%		1.23%	1.04%
ROAE	17.01%	17.11%		18.87%	17.04%

(1)       Reflects the restatement of the six months ended June 30, 2002 for the nonamortization of goodwill in accordance with SFAS No. 147.

In October of 2002, the Financial Accounting Standards Board (“FASB”) released a new statement, SFAS No. 147, entitled “Acquisitions of Certain Financial Institutions”, allowing financial institutions meeting certain criteria to reclassify their unidentifiable intangible asset balances to goodwill and cease amortization beginning as of January 1, 2002.  As permitted by the FASB, the Company adopted SFAS No. 147 as of September 30, 2002 and retroactively ceased amortization of goodwill. The restated goodwill balance is $36.2 million and amortization expense of $1.3 million, net of tax, has been added back to net income through September 30, 2002.   The full year impact to earnings net of tax is $1.8 million, or $0.12 per diluted share.

Comparing the three and nine months ended September 30, 2002 to the same periods in 2001, net interest income increased $1.7 million (+7.3%) and $9.2 million (+14.0%), respectively.  Net interest margin for both the third quarter and the nine months of 2002 was 4.90%.   The net interest margin for the three and nine month periods ended September 30, 2001 were 4.94% and 4.77%, respectively.  Management anticipates that the net interest margin will contract in the coming months as assets continue to reprice at historically low levels without a corresponding decrease in rates paid.  Management continues to take steps to protect the net interest margin and improve the Bank’s asset sensitivity such as emphasizing adjustable rate loan production, shorter-term investments and longer term funding.

Non-interest income, excluding securities’ gains and losses, improved by $0.6 million (+12.5%) and $2.5 million (+17.3%), for the three and nine months ended September 30, 2002, respectively, as compared to the same periods last year.  Deposit service charge revenue increased by $0.3 million (+12.4%) and $0.9 million (+14.3%), for the three and nine months ended September 30, 2002, respectively, reflecting growth in core deposits and lower earnings credit rates. Investment Management revenue increased $0.1 million (+12.9%) and $0.7 million (+21.4%), for the three and nine months ended September 30, 2002, respectively, as compared to the same period last year.  Mortgage Banking Income decreased by $48,000 (-12.9%) and increased by $0.4 million (+25.3) for the three and nine months ended September 30, 2002, respectively. The decrease in Mortgage Banking Income for the three months ended September 30, 2002, is due to the increased amortization of the mortgage servicing asset as a result of higher prepayment speeds. For the nine months ended September 30, 2002, the increase in Mortgage Banking Income is attributable to strong refinancing activity.

Non-interest expense, excluding the securities’ impairment charge taken in the second quarter of 2002, decreased by $27,000 and increased $1.6 million (+3.1%) for the three and nine month periods ended September 30, 2002, respectively, as compared to the same periods in the prior year.  Due to the non-amortization of goodwill as discussed above for 2002, the Company’s non-interest expense improved by $665,000 and $2.0 million for the three and nine months periods, respectively, which were the respective amounts amortized in the 2001 periods.  Salaries and employee benefits increased by $1.1 million (+12.0%) and $2.7 million (+10.2%) for the three and nine month periods ended September 30, 2002, respectively, due to additions to staff needed to support continued growth, employees’ merit increases, an increase in performance based incentive compensation, and commissions related to mortgage originations. Occupancy and equipment-related expense decreased by $0.4 million (-16.2%) and $0.9 million (-12.3%), for the three and nine months period ended September 30, 2002, respectively, largely attributable to branch relocation costs in 2001 and certain assets being fully depreciated in 2002. Other non-interest expenses increased by $0.1 million (+3.1%) and $1.9 million (+15.5%) for the three and nine month periods ended September 30, 2002, respectively, mainly due to increased costs associated with information technology consulting, executive recruitment costs and an unrealized loss recorded on an equity investment made for Community Reinvestment Act purposes.

Total assets increased by $102.0 million (+4.6%) from year-end 2001 to a total of $2.3 billion at September 30, 2002.   Total loans increased by $85.6 million (+6.6%) during the nine months ended September 30, 2002 as compared to total loans at December 31, 2001.  The increases were mainly in residential, real estate construction and commercial real estate loans, which increased $33.3 million, $18.5 million and $9.0 million, respectively, and consumer loans, which increased $25.1 million (+6.2%) primarily attributable to an increase in home equity loans.

Total deposits increased by $110.4 million (+7.0%) since year-end 2001. Core deposits increased by $172.2 million (+16.5%), particularly in relationship deposit products, which enabled the Company to reduce the balance of the more expensive time deposits by $61.8 million (-11.4%).

Non-performing assets totaled $3.7 million at September 30, 2002 (0.16% of total assets), as compared to the $3.0 million (0.14% of total assets) reported at December 31, 2001.  The Company’s total reserves for loan losses (including the credit quality discount of $0.6 million at September 30, 2002 and $0.8 million at December 31, 2001), as a percentage of the loan portfolio was 1.55% at September 30, 2002 and 1.46% at December 31, 2001.  The percentage of total reserves for loan losses (including the credit quality discount) to non-performing loans was 583.10% at September 30, 2002 compared to 630.18% at December 31, 2001.

The provision for loan losses was $1.2 million for the quarter ended September 30, 2002, compared to $1.3 million for the same period last year and $3.6 million for the nine months ended September 30, 2002, compared to $2.8 million for the same period in 2001.

Douglas H. Philipsen, Chief Executive Officer, stated that he is very pleased with the Company’s operating financial performance in the third quarter of 2002.  “The net interest margin continued to be strong in the third quarter of 2002 despite continued repricing of assets in a historically low rate environment.  Loan production has been quite good year to date and asset quality remains excellent.”

Douglas H. Philipsen and Denis K. Sheahan, Chief Financial Officer of Independent Bank Corp., will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Daylight Time on Tuesday, October 15, 2002.  Internet access to the call is available by going to the Company’s website at http://www.rocklandtrust.com or telephonic access by dial-in at 888-588-7930 or 888-753-5327 (password — INDB).  A replay of the call will be available two hours after the completion of the conference call from October 15, 2002 to October 18, 2002 at midnight by calling 800-642-1687 (Conference ID 5704662).

Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $2.3 billion in assets, 52 retail branches, eight commercial lending centers and three Investment Management offices located in the Plymouth, Barnstable, Norfolk and Bristol counties of Southeastern Massachusetts.  To find out more about Rockland Trust Company and its products visit our web site at www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company.  Actual results may differ from those contemplated by these statements.  The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

(Dollars in Thousands — Unaudited)

CONSOLIDATED BALANCE SHEETS
	September 30, 2002	December 31, 2001
Assets
Cash and Due From Banks	$66,791	$66,967
Fed Funds Sold & Short Term Investments	14,700	6,000
Trading Assets	1,051	1,150
Investments Available for Sale	554,821	569,288
Investments Held to Maturity	157,535	132,754
Federal Home Loan Bank Stock	17,036	17,036
Loans
Commercial & Industrial	150,981	151,287
Commercial Real Estate	472,088	463,052
Residential Real Estate	262,423	229,123
Real Estate Construction	65,672	47,208
Consumer — Installment	332,394	324,271
Consumer — Other	101,008	83,997
Total Loans	1,384,566	1,298,938
Less — Reserve for Loan Losses	(20,836)	(18,190)
Net Loans	1,363,730	1,280,748
Bank Premises and Equipment	31,002	29,919
Goodwill	36,236	36,236
Other Assets	58,282	59,090
Total Assets	$2,301,184	$2,199,188

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$427,112	$378,663
Savings and Interest Checking Accounts	444,128	413,198
Money Market and Super Interest Checking Accounts	342,125	249,328
Time Certificates of Deposit	478,679	540,429
Total Deposits	1,692,044	1,581,618
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	75,397	66,176
Federal Home Loan Bank Borrowings	293,629	313,934
Treasury Tax and Loan Notes	3,199	6,967
Total Borrowings	372,225	387,077
Total Deposits and Borrowings	2,064,269	1,968,695
Other Liabilities	35,520	21,903
Company-Obligated Mandatory Redeemable Securities ofSubsidiary Holding Solely Parent Company Debenture of the Corporation	47,746	75,329
Stockholders’ Equity	153,649	133,261
Total Liabilities and Stockholders’ Equity	$2,301,184	$2,199,188
CREDIT QUALITY RATIOS:
Non-performing Loans	3,674	3,015
Non-performing Assets	3,674	3,015
Non-performing Loans/Gross Loans	0.27%	0.23%
Reserve for Loan Loss/Non-performing Loans	567.12%	603.32%
Loans/Total Deposits	81.83%	82.13%
Reserve/Total Loans	1.50%	1.40%
Total Reserves for Loan Loss (including Credit QualityDiscount)/Non-performing Loans	583.10%	630.18%
Total Reserve (including Credit Quality Discount)/Total Loans	1.55%	1.46%

FINANCIAL RATIOS:
Tier 1 Leverage Capital Ratio	6.80%*	6.31%
Book Value per Share	$10.63	$9.30
Tangible Capital/Tangible Asset	5.18%	4.49%
Tangible Book Value per Share	$8.13	$6.77
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$9.00	$7.66

*  Estimated numbers

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

(Dollars in Thousands — Unaudited)

CONSOLIDATED STATEMENTS OF INCOME	NINE MONTHS ENDED		QUARTER ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2002 (1)	2001	2002	2001
INTEREST INCOME
Interest on Fed Funds Sold & Short Term Investments	$330	$664	$189	$224
Interest and Dividends on Securities	31,724	31,599	10,444	11,065
Interest on Loans	74,306	76,087	24,907	25,684
Total Interest Income	106,360	108,350	35,540	36,973

INTEREST EXPENSE
Interest on Deposits	19,609	30,773	6,056	9,323
Interest on Borrowed Funds	12,001	12,017	4,057	3,962
Total Interest Expense	31,610	42,790	10,113	13,285

Net Interest Income	74,750	65,560	25,427	23,688
Less — Provision for Loan Losses	3,600	2,787	1,200	1,273
Net Interest Income after Provision for Loan Losses	71,150	62,773	24,227	22,415

NON—INTEREST INCOME
Service Charges on Deposit Accounts	7,368	6,444	2,562	2,279
Investment Management Services Income	4,079	3,361	1,133	1,004
Mortgage Banking Income	1,965	1,568	325	373
BOLI Income	1,376	1,345	468	458
Net (Loss)/Gain on Sale of Securities	(38)	1,428	(38)	226
Other Non-Interest Income	2,105	1,680	845	628
Total Non-Interest Income	16,855	15,826	5,295	4,968

NON-INTEREST EXPENSE
Salaries and Employee Benefits	29,174	26,473	10,492	9,371
Occupancy and Equipment Expenses	6,473	7,377	2,154	2,571
Data Processing & Facilities Management	3,185	3,137	1,011	1,161
Intangible Assets Amortization	—	2,124	—	708
Securities’ Impairment Charge	4,372	—	—	—
Other Non Interest Expense	14,133	12,238	4,222	4,095
Total Non-Interest Expense	57,337	51,349	17,879	17,906

Minority Interest	3,950	4,157	1,082	1,391
INCOME BEFORE INCOME TAXES	26,718	23,093	10,561	8,086
PROVISION FOR INCOME TAXES	8,675	7,330	3,588	2,619
NET INCOME	$18,043	$15,763	$6,973	$5,467

Less: Trust Preferred Issuance Costs Write-off (net of tax)	$1,505	$—	$—	$—
Net Income Available to Common Shareholders	$16,538	$15,763	$6,973	$5,467

BASIC EARNINGS PER SHARE	$1.15	$1.10	$0.48	$0.38
DILUTED EARNINGS PER SHARE	$1.13	$1.09	$0.48	$0.38

BASIC AVERAGE SHARES	14,402,509	14,279,394	14,446,066	14,300,654
DILUTED AVERAGE SHARES	14,613,707	14,419,664	14,610,016	14,461,072

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.90%	4.77%	4.90%	4.94%
Return on Average Assets	1.08%	1.04%	1.23%	1.04%
Return on Average Equity	17.01%	17.11%	18.87%	17.04%
EXCLUDING SECURITIES GAINS, IMPAIRMENT CHARGE AND TRUST PREFERRED ISSUANCE COSTS WRITE—OFF
Net Operating Earnings	$20,613	$14,835	$6,998	$5,320
Diluted Operating Earnings Per Share	$1.41	$1.03	$0.48	$0.37
Return on Average Assets	1.23%	0.97%	1.23%	1.01%
Return on Average Equity	19.43%	16.11%	18.93%	16.58%
OPERATING CASH EARNINGS (2)
Net Operating Cash Earnings	$20,613	$16,215	$6,998	$5,780
Diluted Operating Cash Earnings Per Share	$1.41	$1.12	$0.48	$0.40

(1)          Reflects the restatement of the six months ended June 30, 2002 for the nonamortization of goodwill in accordance with SFAS No. 147.

(2)          Operating Earnings before amortization of intangible assets.

INDEPENDENT BANK CORP.

SUPPLEMENTAL FINANCIAL INFORMATION

CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA

(Unaudited — Dollars in Thousands)

FOR THE NINE MONTHS ENDED SEPTEMBER 30,	AVERAGE BALANCE 2002	INTEREST EARNED/ PAID 2002	AVERAGE YIELD 2002

Interest-earning Assets:
Federal Funds Sold and Assets Purchased Under Resale Agreement	$23,626	$330	1.86%
Trading Assets	1,136	21	2.46%
Taxable Investment Securities	656,995	29,773	6.04%
Non-taxable Investment Securities (1)	55,550	2,925	7.02%
Loans (1)	1,329,000	74,515	7.48%
Total Interest-Earning Assets	$2,066,307	$107,564	6.94%
Cash and Due from Banks	59,666
Other Assets	104,261
Total Assets	$2,230,234

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$419,257	$2,423	0.77%
Money Market & Super Interest Checking Accounts	317,219	4,422	1.86%
Time Deposits	507,477	12,764	3.35%
Federal Funds Sold and Assets Purchased
Under Resale Agreement	69,644	606	1.16%
Treasury Tax and Loan Notes	4,281	35	1.09%
Federal Home Loan Bank borrowings	300,088	11,360	5.05%
Total Interest-Bearing Liabilities	$1,617,966	$31,610	2.60%
Demand Deposits	391,720

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely Parent Company Debentures of the Corporation	55,581
Other Liabilities	23,542
Total Liabilities	$2,088,809
Stockholders’ Equity	141,425
Total Liabilities and Stockholders’ Equity	$2,230,234

Net Interest Income		$75,954

Interest Rate Spread (2)			4.34%

Net Interest Margin (2)			4.90%

(1)          The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1,204 for the nine months ended September 30, 2002

(2)          Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.  Net interest margin represents annualized net interest income as a percent of average interest-earning assets.

INDEPENDENT BANK CORP.

SUPPLEMENTAL FINANCIAL INFORMATION

CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA

(Unaudited — Dollars in Thousands)

FOR THE NINE MONTHS ENDED SEPTMEBER 30,	AVERAGE BALANCE 2001	INTEREST EARNED/ PAID 2001	AVERAGE YIELD 2001

Interest-earning Assets:
Federal Funds Sold and Assets Purchased Under Resale Agreement	$19,994	$664	4.43%
Trading Assets	454	5	1.47%
Taxable Investment Securities	581,028	30,116	6.91%
Non-taxable Investment Securities (1)	39,842	2,239	7.49%
Loans (1)	1,218,149	76,267	8.35%
Total Interest-Earning Assets	$1,859,467	$109,291	7.84%
Cash and Due from Banks	63,571
Other Assets	105,858
Total Assets	$2,028,896

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$366,164	$3,813	1.39%
Money Market & Super Interest Checking Accounts	230,125	4,762	2.76%
Time Deposits	569,542	22,198	5.20%
Federal Funds Sold and Assets Purchased Under Resale Agreement	68,188	1,766	3.45%
Treasury Tax and Loan Notes	4,242	102	3.21%
Federal Home Loan Bank borrowings	253,904	10,149	5.33%
Total Interest-Bearing Liabilities	$1,492,165	$42,790	3.82%
Demand Deposits	340,735

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely Parent Company Debentures of the Corporation	51,348
Other Liabilities	21,832
Total Liabilities	$1,906,080
Stockholders’ Equity	122,816
Total Liabilities and Stockholders’ Equity	$2,028,896

Net Interest Income		$66,501

Interest Rate Spread (2)			4.02%

Net Interest Margin (2)			4.77%

(1)          The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $941 for the nine months ended September 30, 2001

(2)          Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.  Net interest margin represents annualized net interest income as a percent of average interest-earning assets.

INDEPENDENT BANK CORP.

SUPPLEMENTAL FINANCIAL INFORMATION

CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA

(Unaudited — Dollars in Thousands)

FOR THE THREE MONTHS ENDED SEPTEMBER 30,	AVERAGE BALANCE 2002	INTEREST EARNED/ PAID 2002	AVERAGE YIELD 2002

Interest-earning Assets:
Federal Funds Sold and Assets Purchased Under Resale Agreement	$41,310	$189	1.83%
Trading Assets	1,105	13	4.71%
Taxable Investment Securities	657,095	9,779	5.95%
Non-taxable Investment Securities (1)	55,842	986	7.06%
Loans (1)	1,352,826	24,982	7.39%
Total Interest-Earning Assets	$2,108,178	$35,949	6.82%
Cash and Due from Banks	60,094
Other Assets	104,455
Total Assets	$2,272,727

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$428,056	$732	0.68%
Money Market & Super Interest Checking Accounts	348,998	1,505	1.72%
Time Deposits	485,537	3,819	3.15%
Federal Funds Sold and Assets Purchased Under Resale Agreement	71,920	213	1.18%
Treasury Tax and Loan Notes	4,652	13	1.12%
Federal Home Loan Bank borrowings	294,320	3,831	5.21%
Total Interest-Bearing Liabilities	$1,633,483	$10,113	2.48%
Demand Deposits	417,275

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely ParentCompany Debentures of the Corporation	47,729
Other Liabilities	26,407
Total Liabilities	$2,124,894
Stockholders’ Equity	147,833
Total Liabilities and Stockholders’ Equity	$2,272,727

Net Interest Income		$25,836

Interest Rate Spread (2)			4.34%

Net Interest Margin (2)			4.90%

(1)          The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $409 for the three months ended September 30, 2002

(2)          Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.  Net interest margin represents annualized net interest income as a percent of average interest-earning assets.

INDEPENDENT BANK CORP.

SUPPLEMENTAL FINANCIAL INFORMATION

CONSOLIDATED AVERAGE BALANCE SHEET AND AVERAGE RATE DATA

(Unaudited — Dollars in Thousands)

FOR THE THREE MONTHS ENDED SEPTEMBER 30,	AVERAGE BALANCE 2001	INTEREST EARNED/ PAID 2001	AVERAGE YIELD 2001

Interest-earning Assets:
Federal Funds Sold and Assets Purchased Under Resale Agreement	$23,204	$224	3.86%
Trading Assets	444	2	1.80%
Taxable Investment Securities	622,087	10,552	6.78%
Non-taxable Investment Securities (1)	42,117	774	7.35%
Loans (1)	1,256,037	25,746	8.20%
Total Interest-Earning Assets	$1,943,889	$37,298	7.67%
Cash and Due from Banks	57,330
Other Assets	105,752
Total Assets	$2,106,971

Interest-bearing Liabilities:
Savings and Interest Checking Accounts	$378,663	$1,193	1.26%
Money Market & Super Interest Checking Accounts	249,857	1,410	2.26%
Time Deposits	569,646	6,720	4.72%
Federal Funds Sold and Assets Purchased Under Resale Agreement	71,671	448	2.50%
Treasury Tax and Loan Notes	4,657	30	2.58%
Federal Home Loan Bank borrowings	269,466	3,484	5.17%
Total Interest-Bearing Liabilities	$1,543,960	$13,285	3.44%
Demand Deposits	361,026

Company-Obligated Mandatorily Redeemable Securities of Subsidiary Holding Solely ParentCompany Debentures of the Corporation	51,362
Other Liabilities	22,293
Total Liabilities	$1,978,641
Stockholders’ Equity	128,330
Total Liabilities and Stockholders’ Equity	$2,106,971

Net Interest Income		$24,013

Interest Rate Spread (2)			4.23%

Net Interest Margin (2)			4.94%

(1)          The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $325 for the three months ended September 30, 2001

(2)          Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.  Net interest margin represents annualized net interest income as a percent of average interest-earning assets.